                                 Exhibit 10.1


                                TEJON RANCH CO.

                            STOCK PURCHASE AGREEMENT
                            ------------------------

THIRD AVENUE TRUST
767 Third Avenue
New York, NY  10017

Carl Marks Strategic Investments, L.P.
135 East 57th Street
New York, NY  10022

Dear Ladies and Gentlemen:

     Tejon Ranch Co., a Delaware corporation (the "Company"), proposes to distribute, as soon as practicable after the Registration Statement, as defined herein, becomes effective, to the holders of its Common Stock (the "Common Stock") transferable rights (the "Rights") to purchase shares of Common Stock having an aggregate purchase price of approximately (and not exceeding) $30,000,000 (the "Subscription Shares"). The price per share at which the Subscription Shares are offered will be determined by the Board of Directors of the Company or a committee thereof and will represent a discount of approximately 15%, but not more than 20% and not less than 10%, from the market price of the Common Stock immediately prior to such distribution (the "Subscription Price"). The Rights will be distributed by issuing to the Company's stockholders transferable subscription warrants evidencing the rights (the "Subscription Warrants").

     The market price of the Common Stock of the Company will be determined by the Board of Directors or a committee thereof and will be based upon the closing price or the average of the high and low sales prices for a single day or an average of such prices for a period not exceeding 30 days prior to the day the Subscription Price is determined. The Rights will be distributed to stockholders of record as of a date (the "Record Date") to be designated by the Board of Directors of the Company or a committee thereof, such date to be within ten days after the date the Registration Statement becomes effective, and the offering will commence as soon as practicable after the effective date of the Registration Statement.

     The Rights will expire at 5:00 P.M. on the last day of the subscription period designated by the Board of Directors of the Company or a committee thereof (the "Expiration Date"), which shall be not less than 16 days and not more than 25 days after the mailing of the Subscription Warrants to the stockholders. The offer and sale of the Subscription Shares is referred to in this Agreement as the "Rights Offering."

     Subject to the terms and conditions herein, the Company desires to sell, and Third Avenue Trust (acting on behalf of Third Avenue Value Fund, Third Avenue Small-Cap Value Fund and Third Avenue Real Estate Value Fund) and Carl Marks Strategic Investments, L. P.

(collectively the "Purchasers") desire to purchase additional shares of Common Stock of the Company (the "Additional Shares") at a price per share equal to the Subscription Price having an aggregate purchase price equal to the difference, if any, between $30,000,000 and the aggregate price of Subscription Shares purchased by rights holders in the Rights Offering.

     The Company proposes to file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 including a preliminary prospectus for the registration of the Rights and the Subscription Shares under the Securities Act of 1933, as amended (the "1933 Act"), as well as such amendments thereto, if any, and such amended preliminary prospectuses as may be required. Such registration statement (as amended, if applicable) and the final prospectus relating to the Rights Offering constituting a part thereof (including in each case all documents, if any, incorporated by reference therein), as from time to time amended or supplemented pursuant to the 1933 Act, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively.

     Section 1.  Purchase, Sale and Delivery of Additional Shares.
                 --------------------------------------------------

     (a) Subject to the terms herein, the Company agrees to sell to the Purchasers and the Purchasers agree severally to purchase from the Company, at a price per share equal to the Subscription Price, that portion of the Additional Shares set forth below simultaneously with the closing of the Rights Offering:

Third Avenue Trust (on behalf of Third Avenue Value Fund)                 75.37252%
Third Avenue Trust (on behalf of Third Avenue Small-Cap Value              4.94975%
Fund)
Third Avenue Trust (on behalf of Third Avenue Real sEstate                  0.96768%
Value Fund)
Carl Marks Strategic Investments, L.P.                                    18.71006%
                                                                           --------
                                                                               100%

Each of the Purchasers also agrees to exercise its basic rights, but shall not exercise its over-subscription rights, (as the basic and over-subscription rights are defined in the Registration Statement) with respect to any Rights issued to it in the Rights Offering. For purposes of this Agreement, each of the three funds on whose behalf Third Avenue Trust is acting shall be deemed a separate Purchaser.

     (b) Delivery of certificates for the Additional Shares shall be made at the office of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166-0193, or at such other place as shall be agreed upon by the Purchasers and the Company, at 9:30 A.M., New York time, on the third business day after Expiration Date, or such other time and date as shall be agreed upon by the Purchasers and the Company (such time and date of payment and delivery being herein called "Closing Time").

Certificates for the Additional Shares shall be in such denominations and registered in such names as the Purchasers may request in writing at least two business days before Closing Time.

     Payment for any Additional Shares shall be made to the Company in immediately available funds to be delivered by wire transfer to the account of the Company at or before the Closing Time, against delivery to the Purchasers of certificates for the Additional Shares.

     (c) Payment for Subscription Shares being acquired upon exercise of Rights by the Purchasers (and delivery of the certificates therefor) shall be made as provided in the Prospectus.

     (d) Each Purchaser represents and warrants to the Company that it is acquiring the Additional Shares for its own account for investment and not with a view to distribution or resale thereof. Each Purchaser acknowledges that the offer and sale of the Additional Shares is being made in reliance on the exemption afforded by Section 4(2) of the Securities Act of 1933 applicable to transactions by an issuer not involving a public offering, that the Additional Shares may be offered for resale or resold only if registered for resale under that Act or sold in accordance with Rule 144 of the Securities and Exchange Commission thereunder or in reliance upon another exemption from the registration requirements of the Act and that the certificates evidencing the shares will bear a legend to that effect unless and until the shares are registered or the holding period imposed by Rule 144 expires.

     Section 2.  Representations and Warranties.
                 ------------------------------

     (a) The Company hereby represents and warrants to the Purchasers as follows: (i) the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions set forth in
Section 1 hereof; (ii) the execution and delivery by the Company of this Agreement, and the consummation by the Company of the transactions set forth in
Section 1 hereof, have been duly authorized by all necessary corporate action on the part of the Company; (iii) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or general principles of equity; (iv) no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions set forth in Section 1 hereof (other than the filing and effectiveness of the Registration Statement and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act); (v) the execution and delivery of this Agreement by the Company and the consummation of the transactions set forth in Section 1 hereof by the Company does not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to the Company or any material agreement to which the Company is a party; and (vi) subject to the effectiveness of the Amendment, when issued and paid for in accordance with the provisions of Section 1 hereof, the shares of Common Stock sold to the Purchasers pursuant to Section 1 hereof shall be duly authorized, validly issued, fully paid, nonassessable, and free of any claims or encumbrances, other than any claims or encumbrances resulting from actions taken by any of the Purchasers with respect to the shares to be received by it hereunder.

     (b) Each of the Purchasers hereby represents and warrants to the Company as follows: (i) it has all requisite trust or partnership power and authority to enter into this Agreement and to consummate the transactions set forth in
Section 1 hereof; (ii) the execution and delivery by it of this Agreement, and the consummation by it of the transactions set forth in Section 1 hereof, have been duly authorized by all necessary corporate action on its part; (iii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding obligation of it enforceable against it in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or general principles of equity; (iv) no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, it in connection with the execution and delivery of this Agreement by it or the consummation by it of the transactions set forth in Section 1 hereof (other than any filings pursuant to Section 16(a) of, or Regulation 13D under, the Securities Exchange Act of 1934, as amended, and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act); (v) the execution and delivery of this Agreement by it and the consummation by it of the transactions set forth in Section 1 hereof does not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to it or, at the Closing, any material agreement to which it is a Party; and (vi) it will have at the Closing readily available funds in an amount sufficient to satisfy its obligations hereunder.

     Section 3.  Covenants.
                 ---------

     (a) The Company will use commercially reasonable efforts to cause the Registration Statement to become effective subject, however, to its right to modify, postpone or cancel the Rights Offering. The Company, Third Avenue Trust, and Carl Marks Strategic Investments, L.P. will each use commercially reasonable efforts to make all filings as may be necessary or desirable under the Hart-Scott-Rodino Antitrust Improvements Act with respect to the Rights Offering, including the purchase of any Additional Shares pursuant to this Agreement.

     (b) The Company hereby agrees to pay or reimburse all out-of-pocket expenses and fees reasonably incurred by the Purchasers in connection with their performance under this Agreement and the Rights Offering (including reasonable fees and expenses of legal counsel) up to a maximum of $125,000 in the aggregate for all Purchasers (said amount to be divided among the Purchasers in such proportions as they agree upon in writing before the Closing Date or, in the absence of such an agreement, in the percentages set forth in Section 1).

     Section 4.  Conditions to the Closing.
                 -------------------------

     (a) The obligations of each of the Purchasers, on the one hand, and the Company, on the other hand, to consummate their respective obligations pursuant to Section 1 hereof are subject to the satisfaction on or prior to the Expiration Date of each of the following conditions:

          (i) The Registration Statement shall have become effective not later than 5:30 P.M. on the Record Date; and at the Expiration Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

          (ii) Each of the representations and warranties of the other parties hereto contained in this Agreement shall be true and correct in all material respects, at and as of the Expiration Date.

          (iii) The Rights Offering shall have been completed in conformity with all of the requirements related thereto provided in the Registration Statement and the Prospectus.

          (iv) The waiting period under the Hart-Scott-Rodino Antitrust Improvements act shall have expired (as such period may have been shortened).

     (b) The obligations of each of the Purchasers to consummate its obligations pursuant to Section 1 hereof shall also be subject to the satisfaction on or prior to the Expiration Date of each of the following conditions:

          (i) Material Adverse Change.  Since the respective dates as to which
              -----------------------
     information is given in the Registration Statement and the Prospectus (each in the form previously distributed to the Purchasers), there shall not have been any material adverse change in or affecting the business, prospects, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole except to the extent any such changes result from changes in general economic conditions or conditions in the industries in which the Company is engaged in business or the decline in prices of stocks generally.

          (ii) Legal Opinion.  Each of the Purchasers shall have received the
               -------------
     opinion, dated as of the date hereof, of Gibson, Dunn & Crutcher LLP, counsel for the Company, in form and substance satisfactory to their counsel, of the type typically rendered to underwriters in public offerings in the United States relating to incorporation and good standing, authorization of the Rights Offering and the issuance of shares of Common Stock in connection therewith, capitalization of the Company and effectiveness and compliance with regulatory requirements of the Registration Statement.

     (c) None of the Purchasers will sell, transfer or assign any of the Rights issued to it in the Rights Offering other than to one another.

     5.  Registration of Shares.
         ----------------------

          Promptly after completion of the Rights Offering the Company shall prepare and file a registration statement on Form S-3 with the Securities and Exchange Commission to permit the resale by the Purchasers of the Additional Shares purchased by them pursuant to this Agreement, and thereafter the Company shall use commercially reasonable efforts to cause the registration statement to become effective within a reasonable time after filing. The plan of distribution contemplated by the registration statement shall permit the offer and sale of the Additional Shares to the public directly or through agents or dealers on terms and conditions and at prices determined at the time of sale by the Purchaser making the sale or as a result of negotiated transactions between the buyer and seller, provided, however, that during the one year period after the purchase of the Additional Shares the sales by each Purchaser shall be in compliance with the volume of sale and manner of sale requirements of Rule 144 of the Securities and Exchange Commission under the Securities Act of 1933 for so long during that period as such Purchaser is an "affiliate" of the Company. Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 5 if the Company shall furnish to such Purchasers a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors, it would be detrimental to the Company or its stockholders for a registration statement to be filed within the time period provided above. In that event the Company's obligations under this Section 5 to file the registration statement and use commercially reasonable efforts to cause it to become effective shall be deferred for a period not to exceed ninety (90) days from the completion of the Rights Offering.

     6.  Expenses of Registration.  All Registration Expenses incurred in
         ------------------------
connection with the registration pursuant to Section 5 shall be borne by the Company. "Registration Expenses" shall include all registration, qualification and filing fees, printing expenses, fees and disbursements of Company counsel and independent certified public accountants, blue sky fees and expenses and the reasonable fees and expenses of one special legal counsel (up to a maximum aggregate amount of $10,000) to represent all Purchasers in participating in such registration. Registration Expenses shall not include any selling commissions, discounts, stock transfer taxes or other expenses incurred by the Purchasers in selling their Additional Shares.

     7.  Registration Procedures.  In connection with the registration pursuant
         -----------------------
to Section 5, the Company shall keep each Purchaser advised in writing as to the initiation of the registration and any qualification or registration under state blue sky laws and as to the completion thereof. At its expense the Company shall:

          (1) Prepare and file with the Commission a registration statement with respect to such securities on Form S-3 and use commercially reasonable efforts to cause such registration statement to become and remain effective for at least one year or until the distribution described in the registration statement has been completed; and

          (2) Furnish to the Purchasers participating in such registration such reasonable number of copies of the registration statement, final prospectus and such other documents as such Purchasers may reasonably request in order to facilitate the public offering of such securities.

          (3) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Purchasers.

          (4) Notify each Purchaser at any time when a prospectus relating to Additional Shares is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     8.  Indemnification.
         ---------------

          (a) The Company shall indemnify each Purchaser, each of its officers and directors and partners, and each person controlling such Purchaser within the meaning of Section 15 of the Securities Act of 1933 against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus, or any amendment or supplement thereto filed by the Company pursuant to this Agreement or incident to any such registration or qualification or registration under blue sky laws, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act of 1933 applicable to the Company in connection with any such registration, qualification or compliance, and the Company shall reimburse each such Purchaser, each of its officers, directors and partners and each person controlling such Purchaser for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, provided that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in such registration statement or prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Purchaser or controlling person and specifically for use therein.

          (b) Each Purchaser shall indemnify the Company, each of its directors and officers, each person who controls the Company within the meaning of Section 15 of the Securities Act of 1933, and each other such Purchaser, each of its officers, directors and partners and each person controlling such Purchaser within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus or amendment or supplement thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Purchasers, such directors, officers, partners or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Purchaser and stated to be specifically for use therein. In no event shall any indemnity under this Section 8(b) exceed the proceeds from the sale of Additional Shares received by such Purchaser.

          (c) Each party entitled to indemnification under this Section 8 (each, an "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that an Indemnified Party (together with all other Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 8 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action.

          (d) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the untrue statement or omission or alleged untrue statement or omission that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Purchaser hereunder exceed the proceeds from the sale of the Additional Shares received by such Purchaser.

          (e) The obligations of the Company and Purchasers under this Section 8 shall survive completion of any offering of Additional Shares in a registration statement and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     9.  Information by Purchasers.  Each Purchaser shall furnish to the Company
         -------------------------
such information regarding such Purchaser, the Unsubscribed Shares held by them and the distribution proposed by such Purchaser as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance pursuant to Section 5.

     Section 10.  Notices.  Any notice required to be given hereunder shall be
                  -------
sufficient if in writing, and sent by facsimile transmission, by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

     If to the Company, to:

          Tejon Ranch Co.
          P.O. Box 1000
          4436 Lebec Road
          Lebec, CA  93243
          Attention:  Robert A. Stine
          Telephone:  (661) 663-4220
          Telecopy:  (661) 248-3300

     with a copy to:

          Gibson, Dunn & Crutcher LLP
          333 South Grand Avenue
          Los Angeles, CA 90071
          Attention:  Roy Schmidt
          Telephone:  (213) 229-7160
          Telecopy:  (213) 229-6160

     If to Third Avenue Trust (on behalf of any of the three funds for which it is acting):

          Third Avenue Trust
          767 Third Avenue
          New York, NY  10017
          Attention:  James Hall
          Telecopy:  (212) 906-1190
          Telecopy:  (212) 735-0003

     If to Carl Marks Strategic Investments, L.P., to:

          Carl Marks Management Company, L.P.
          135 East 57th Street
          New York, NY  10022
          Attention:  Robert C. Ruocco
          Telephone:  (212) 909-8425
          Telecopy:  (212) 980-2631

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

     Section 11.  Parties.  This Agreement shall inure to the benefit of and be
                  -------
binding upon the Purchasers, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Purchasers, the Company and their respective successors, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Purchasers, the Company and their respective successors, and for the benefit of no other person, firm or corporation. No purchaser of Additional Shares or Subscription Shares from the Purchasers shall be deemed to be a successor by reason merely of such purchase. Carl Marks Strategic Investments, L. P. shall have the right, by written notice to the Company at any time prior to the purchase of the Additional Shares, to assign its rights to purchase any or all of the Additional Shares allocated to it under Section 1 hereof to an affiliated investment entity reasonably acceptable to the Company; provided, however, that without the express written consent of the Company no such assignment shall operate to release Carl Marks Strategic Investments, L. P. of any of its obligations hereunder. Upon any such assignment, such permitted assignee shall thereafter be deemed an Additional Purchaser for all purposes of this Agreement and shall become bound hereto by execution of an appropriate instrument to such effect.

     Section 12.  Governing Law and Time.  This Agreement shall be governed by
                  ----------------------
and construed in accordance with the laws of the State of California applicable to agreements made and to be performed in said State. Unless otherwise set forth herein, specified times of day refer to New York City time.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Purchasers and the Company in accordance with its terms.

     Executed as of this ___ day of October 2000.

                              Very truly yours,

                              TEJON RANCH CO.

                              By:
                                 -------------------------
                                 Title:

Accepted as of the date
first above written.

THIRD AVENUE TRUST                                  CARL MARKS STRATEGIC
(on behalf of Third Avenue Value Fund,              INVESTMENTS, L.P.
Third Avenue Small-Cap Value Fund and
Third Avenue Real Estate Value Fund)                By:  Carl Marks Management Company, L.P.,
                                                         General Partner

By:__________________________________               By: _______________________________________
   Title:                                               Title:  General Partner of Carl Marks
                                                                Management Company, L.P.

                                       11